                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                  FORM 8-K/A

                                CURRENT REPORT

                                Amendment No. 1

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (date of earliest event reported)           October 31, 2000
                                                 -------------------------------


                               INTERWOVEN, INC.
--------------------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


         Delaware                      000-27389                77-0523543
------------------------------       ---------------        --------------------
(State or other jurisdiction           (Commission           (I.R.S. Employer
      of incorporation)                File Number)          Identification No.)

1195 West Fremont Avenue
Sunnyvale, California                                              94087
----------------------------------------                         ----------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code         (408) 774-2000
                                                   -----------------------------

ITEM 2: Acquisition or Disposition of Assets

     On November 13, 2000, Interwoven, Inc. ("Interwoven" or the "Company") filed a Form 8-K to report its acquisitions of Ajuba Solutions, Inc. (formerly known as Scriptics Corporation) ("Ajuba") and Metacode Technologies, Inc. ("Metacode"). Pursuant to Item 7 of Form 8-K, Interwoven indicated that it would file certain financial information no later than the date required by Item 7 of Form 8-K. This Amendment No. 1 to Form 8-K is filed to provide the required financial information.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business Acquired.
         -----------------------------------------

     The financial statements of Ajuba and Metacode required by paragraph (a)(4) of Item 7 of Form 8-K are included herein as exhibits 99.2, 99.3 and 99.4.

     (b) Pro Forma Financial Information.
         -------------------------------

     The pro forma financial statements required by paragraphs (b)(2) and (a)(4) of Item 7 of Form 8-K are included herein.

     Unaudited pro forma combined balance sheet as of September 30, 2000 Unaudited pro forma combined statement of operations for the nine months ended September 30, 2000 and twelve months ended December 31, 1999
     Notes to unaudited pro forma combined financial statements

     The following unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the financial position or results of operations that actually would have been realized had Interwoven, Ajuba and Metacode been a combined company during the specified periods. The unaudited pro forma combined condensed financial statements, including the related notes, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of Interwoven, included in its Form 10-K and Form 10-Q, filed with the Securities and Exchange Commission on March 30, 2000 and November 15, 2000, respectively, and Ajuba and Metacode, included elsewhere in this Form 8-K/A.

     The following unaudited pro forma combined financial statements give effect to the merger between Interwoven, Ajuba and Metacode using the purchase method of accounting. The pro forma combined financial statements are based on the respective historical unaudited consolidated financial statements and related notes of Interwoven, Ajuba and Metacode. The pro forma adjustments are preliminary and based on management's estimates of the value of the tangible and intangible assets acquired. In addition, management is continuing to assess its integration plans, which may result in additional costs.

     The pro forma combined balance sheet and statement of operations assume the merger took place as of September 30, 2000 and January 1, 1999, respectively. The pro forma financial statements combine Interwoven's unaudited consolidated balance sheet as of September 30, 2000 with Ajuba's and Metacode's unaudited balance sheet as of September 30, 2000 and Interwoven's audited statement of operations for the twelve months ended December 31, 1999 and unaudited statement of operations for the nine months ended September 30, 2000 with Ajuba's and Metacode's audited statements of operations for the twelve months ended December 31, 1999 and unaudited statements of operations for the nine months ended September 30, 2000.

                               INTERWOVEN, INC.
                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                (In thousands)

                                                                                     September 30, 2000
                                                                                        (unaudited)
                                                       =========================================================================
                                                                      Historical                              Pro forma
                                                       =========================================================================
                                                        Interwoven       Ajuba       Metacode         Adjustments       Combined
                                                       ===========     =========    =========       ==============      ========
                         Assets
 Current assets:
  Cash and cash equivalents..........................   $   53,966    $    1,620    $      15       $  (6,166) (a) (d) $  49,435
  Short-term investments.............................      106,510                                                       106,510
  Accounts receivable, net ..........................       37,474           361          529               -             38,364
  Prepaid expenses...................................        5,272             -          106               -              5,378
  Other current assets...............................        1,763            75            -               -              1,838
                                                        ----------    ----------    ---------       ---------          ---------
     Total current assets............................      204,985         2,056          650          (6,166)           201,525
  Investments........................................       57,021                                                        57,021
  Property and equipment, net........................        9,554           903          308               -             10,765
  Intangible assets, net.............................       80,726             -            -         183,916  (a)       264,642
  Restricted cash....................................          605             -            -               -                605
  Other assets.......................................          689           199            -               -                888
                                                        ----------    ----------    ---------       ---------          ---------
     Total Assets....................................   $  353,580    $    3,158    $     958       $ 177,750          $ 535,446
                                                        ==========    ==========    =========       =========          =========
         Liabilities and Stockholders' Equity

 Current liabilities:
  Accounts payable...................................   $    2,828    $      373    $     473       $       -          $   3,674
  Accrued liabilities................................       25,629           518        1,046           3,706 (a)         30,899
  Deferred revenue, current..........................       26,828           374          321               -             27,523
  Debt, current......................................            -         1,702        4,395               -              6,097
                                                        ----------    ----------    ---------       ---------          ---------
     Total current liabilities.......................       55,285         2,967        6,235           3,706             68,193
                                                        ----------    ----------    ---------       ---------          ---------
 Long term liabilities
  Debt, long-term....................................            -         1,149            -               -              1,149
  Deferred revenue, long-term........................            -                        258                                258
                                                        ----------    ----------    ---------       ---------          ---------
     Total long term liabilities.....................            -         1,149          258               -              1,407
                                                        ----------    ----------    ---------       ---------          ---------
 Mandatorily redeemable convertible preferred stock..            -             -       12,857         (12,857)                -

 Stockholders' Equity:
 Preferred stock.....................................            -        10,346            -         (10,346)                -
 Common Stock........................................           24           499       27,445         (27,943) (a)            25
 Additional paid-in capital..........................      343,701             -            -         191,350  (a)       535,051
 Notes receivable from stockholders..................         (105)         (329)        (110)              -               (544)
 Deferred stock-based compensation...................       (7,208)            -      (12,881)        (10,480) (a)       (30,569)
 Accumulated deficit.................................     ( 38,117)      (11,475)     (32,846)         44,321  (a)       (38,117)
                                                        ----------    ----------    ---------       ---------          ---------
     Total stockholders' equity......................      298,295          (959)     (18,392)        186,902            465,846
                                                        ----------    ----------    ---------       ---------          ---------
     Total Liabilities and Stockholders' Equity......   $  353,580    $    3,158    $     958       $ 177,750          $ 535,446
                                                        ==========    ==========    =========       =========          =========

   See notes to unaudited pro forma combined financial statements.

                              INTERWOVEN. INC.
            UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  (In thousands, except per share amounts)

                                                                                 Nine Months Ended September 30, 2000
                                                                                             (unaudited)
                                                                   -----------------------------------------------------------------
                                                                                Historical                        Pro forma
                                                                   -----------------------------------    --------------------------
                                                                   Interwoven      Ajuba      Metacode    Adjustments      Combined
                                                                   -----------  ------------  ---------   ------------     ---------
Revenues:
 License......................................................     $   51,347   $      612    $    338    $         -      $ 52,297
 Services.....................................................         26,190          831         255              -        27,276
                                                                   -----------  -----------   ---------   ------------     ---------
    Total revenues............................................         77,537        1,443         593              -        79,573

Cost of revenues:
 License......................................................            584          132           -              -           716
 Services.....................................................         24,172          769         415              -        25,356
                                                                   -----------  -----------   ---------   ------------     ---------
    Total cost of revenues....................................         24,756          901         415              -        26,072

Gross profit..................................................         52,781          542         178              -        53,501

Operating expenses:
 Research and development.....................................         10,487        2,798       1,668              -        14,953
 Sales and marketing..........................................         45,130        1,881       1,109              -        48,120
 General and administrative...................................          8,476        2,843       1,147              -        12,466
 Amortization of deferred stock-based compensation............          2,954            -       8,432          4,744  (b)   16,130
 Amortization of acquired intangible assets...................          5,109            -           -         43,769  (c)   48,878
 Writeoff of in-process research & development................          1,724            -           -              -         1,724
                                                                   -----------  -----------   ---------   ------------     ---------
    Total operating expenses..................................         73,880        7,523      12,356         48,513       142,271

Loss from operations..........................................        (21,099)      (6,980)    (12,178)       (48,513)      (88,770)

Interest income and other income (expense), net...............          8,945         (213)     (1,518)          (266) (d)    6,948
                                                                   -----------  -----------   ---------   ------------     ---------
Net loss......................................................     $  (12,154)  $   (7,193)   $(13,696)   $   (48,779)     $(81,822)
                                                                   -----------  -----------   ---------   ------------     ---------
Basic and diluted net loss per share..........................     $    (0.13)                                             $   (.88)
                                                                   ===========                                             =========

Shares used in computing basic and diluted net
 loss per share...............................................         90,256                                   2,220  (e)   92,476
                                                                   ===========                            ============     =========

   See notes to unaudited pro forma combined financial statements.

                               INTERWOVEN, INC.
             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   (In thousands, except per share amounts)


                                                                             Twelve Months Ended December 31, 1999
                                                           ----------------------------------------------------------------------
                                                                         Historical                          Pro forma
                                                           --------------------------------------   -----------------------------
                                                            Interwoven      Ajuba       Metacode     Adjustments        Combined
                                                           ------------  -----------  -----------   -------------      ----------
                                                                                                               (unaudited)
Revenues:
 License...............................................    $     10,706  $       915  $        29   $          -       $   11,650
 Services..............................................           6,100        1,671           50              -            7,821
                                                           ------------  -----------  -----------   ------------       ----------
      Total revenues...................................          16,806        2,586           79              -           19,471

Cost of revenues:
 License...............................................             181          693            -              -              874
 Services..............................................           6,576          158           55              -            6,789
                                                           ------------  -----------  -----------   ------------       ----------
      Total cost of revenues...........................           6,757          851           55              -            7,663

Gross profit...........................................          10,049        1,735           24              -           11,808


Operating expenses:
 Research and development..............................           4,199        2,038          985              -            7,222
 Sales and marketing...................................          15,582        2,377          559              -           18,518
 General and administrative............................           3,220        1,062        2,358              -            6,640
 Amortization of deferred stock-based compensation.....           3,687            -        4,562         12,167  (b)      20,416
 Amortization of acquired intangible assets............             377            -            -         53,495  (c)      53,872
 Writeoff of in-process research & development.........               -            -            -              -                -
                                                           ------------  -----------  -----------   ------------       ----------
      Total operating expenses.........................          27,065        5,477        8,464         65,662          106,668

Loss from operations...................................         (17,016)      (3,742)      (8,440)       (65,662)         (94,860)

Interest income and other income (expense), net........           1,361           89          (46)          (354) (d)       1,050
                                                           ------------  -----------  -----------   ------------       ----------
Net loss...............................................    $    (15,655) $    (3,653) $    (8,486)  $    (66,016)      $  (93,810)
                                                           ============  ===========  ===========   ============       ==========
Accretion of mandatorily redeemable convertible
 preferred stock.......................................         (13,227)                                                  (13,227)
                                                           ------------                                                ----------
Net loss attributable to common stockholders...........    $    (28,882)                                               $ (107,037)
                                                           ============                                                ==========

Basic and diluted net loss per share...................    $      (0.24)                                               $    (1.58)
                                                           ------------                                                ----------
Shares used in computing basic and diluted net loss
 per share.............................................          65,336                                    2,220  (e)      67,556
                                                           ------------                             ------------       ----------

        See notes to unaudited pro forma combined financial statements.

                               INTERWOVEN, INC.
          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     On October 31, 2000, Interwoven acquired all of the outstanding capital stock of Ajuba Solutions, Inc. in exchange for approximately 180,000 shares of Interwoven common stock. In addition, Interwoven issued options to purchase a total of approximately 109,000 shares of Interwoven common stock in exchange for all issued and outstanding Ajuba options and agreed to pay Interwoven common stock upon the exercise of such assumed options. Interwoven also loaned approximately $2.0 million to Ajuba in connection with the acquisition.

     Under purchase accounting, the total purchase price was allocated to Ajuba's assets and liabilities based on their relative fair values with any excess purchase price being allocated to intangibles and goodwill. The fair value of Ajuba's assets and liabilities were estimated by examining expected future cash flows.

     The amounts and components of the purchase price along with the allocation of the purchase price to assets acquired were as follows (in thousands):

     Net cash.....................................................  $    650
     Common stock.................................................    21,061
     Fair value of Ajuba stock options assumed....................     2,094
     Transaction costs............................................     1,105
                                                                    --------
       Total purchase price.......................................  $ 24,910
                                                                    ========

     Book value of tangible assets of Ajuba ......................  $  2,073
     Assumed liabilities .........................................    (4,376)
     Acquired workforce...........................................     1,480
     Goodwill.....................................................    25,733
                                                                    --------
       Net assets acquired........................................  $ 24,910
                                                                    ========

     On November 1, 2000, Interwoven acquired all of the outstanding capital stock of Metacode Technologies, Inc. in exchange for approximately 930,000 shares of Interwoven common stock. In addition, Interwoven issued options to purchase a total of 457,000 shares of Interwoven common stock in exchange for all issued and outstanding Metacode options and agreed to pay Interwoven common stock upon the exercise of such assumed options. Interwoven also loaned approximately $9.0 million to Metacode in connection with the acquisition.

     Under purchase accounting, the total purchase price was allocated to Metacode's assets and liabilities based on their relative fair values with any excess purchase price being allocated to intangibles and goodwill. The fair value of intangibles and goodwill related to the acquisition were estimated by examining replacement cost and present value of discounted cash flows.

     The amounts and components of the purchase price along with the allocation of the purchase price to assets acquired were as follows (in thousands):

     Net cash........................................................  $  5,250
     Common stock....................................................   114,049
     Fair value of Metacode stock options assumed....................    30,613
     Transaction costs...............................................     2,601
                                                                       --------
         Total purchase price........................................  $152,513
                                                                       ========
     Book value of net tangible assets of Metacode...................  $  5,206
     Assumed liabilities.............................................      (566)
     Acquired workforce..............................................     1,700
     Completed Technology ...........................................     2,600
     Writeoff of In-process Research and Development ................       100
     Goodwill........................................................   143,473
                                                                       --------
     Net assets acquired.............................................  $152,513
                                                                       ========

                               INTERWOVEN, INC.
          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     As the Company recorded approximately $175.0 million in intangible assets related to the acquisitions, amortization charges of these intangibles is expected to be $9.7 million in the fourth quarter of 2000 and $14.6 million in the first quarter of 2001, respectively.

     As the Company recorded a deferred compensation liability of $23.3 million related to the assumption of the acquired companies options and the exchange of Interwoven shares for Ajuba shares, amortization expenses related to these items is expected to be $3.0 million in the fourth quarter of 2000 and the first quarter of 2001, respectively.

     The unaudited pro forma combined balance sheet and unaudited statements of operations give effect to the merger as if it had occurred at the beginning of the period presented.

     All share and per share amounts have been adjusted to reflect the two for one stock split effected December 29, 2000.

     The following adjustments have been reflected in the unaudited pro forma combined balance sheet and statements of operations:

     (a) To record cash paid, common stock and options issued to common and preferred stockholders of the acquired companies, and record applicable purchase accounting entries.

     (b) To reflect the year to date adjustment related to amortization of deferred stock based compensation.

     (c) Adjustment to record the amortization of goodwill and intangible assets resulting from the allocation of the Ajuba and Metacode purchase price. The pro forma adjustment assumes goodwill and other intangible assets will be amortized on a straight-line basis over the following estimated lives:

                                                          Ajuba       Metacode
                                                         -------     ----------
  Acquired workforce.................................     2 years      3 years
  Completed Technology...............................    n/a           4 years
  Goodwill...........................................     3 years      4 years

     (d) To eliminate interest income earned by Interwoven on cash paid at the date of the merger assuming a 6% interest rate which approximates the Company's actual weighted average rate of return during the periods presented.

     (e) To reflect the shares issued as consideration for the merger based on the calculated exchange price of $51.125 per share, and $52.34 per share for the Ajuba and Metacode acquisitions, respectively.

(c)  Exhibits.

        The following exhibits are filed with this current report on Form 8-K/A

Exhibit No.    Exhibit Description
-----------    -------------------

   2.1*        Agreement and Plan of Merger dated October 19, 2000 among
                 Interwoven, Inc., AJ Acquisition Corp. and Ajuba Solutions,
                 Inc.

   2.2*        Agreement and Plan of Merger dated October 20, 2000 among
                 Interwoven, Inc., Melon Acquisition Corporation and Metacode Technologies, Inc.

   23.1        Consent of Arthur Andersen LLP, Independent Public Accountants.

   23.2        Consent of PriceWaterhouseCoopers LLP, Independent Accountants.

   99.1*       Press release dated October 20, 2000.

   99.2        Financial statements of Scriptics Corporation for the twelve months ended December 31, 1999

   99.3        Unaudited financial statements of Ajuba Solutions, Inc. for the nine months ended September 30, 2000

   99.4        Financial statements of Metacode, Inc.
__________
*Previously filed

                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 16, 2001


                                   INTERWOVEN, INC.

                                   By: /s/ David M. Allen
                                       ------------------------------
                                       David M. Allen
                                       Senior Vice President, Chief Financial
                                       Officer and Secretary